                                                                   Exhibit 10.21

                             HOLMES FUNDING LIMITED
             (A wholly owned subsidiary of Holmes Holdings Limited)

                               REPORT AND ACCOUNTS

                       FOR THE YEAR ENDED 31 DECEMBER 2002

                             Registered No. 3982428

HOLMES FUNDING LIMITED
(A wholly owned subsidiary of Holmes Holdings Limited)

Report of the Directors

The Directors submit their report together with the accounts for the year to 31 December 2002.

1. Principal activity and review of the year

The principal activity of the Company is to acquire an interest in a portfolio of mortgage loans and enter all financial arrangements in that connection. No future changes in activity are envisaged.

The Company invests in beneficial interests in the assets of Holmes Trustees Limited ("the Trust"), which assets comprise mortgage loans secured on residential property in England and Wales. The Company receives a share of income from the Trust in proportion to its share of the total mortgage assets of the Trust.

During the year the Company purchased a further beneficial interest in the assets of the Trust of (pound)4.0 billion on 7 November. This purchase was financed by a loan from Holmes Financing (No. 6) plc. Holmes Trustees Limited and Holmes Financing (No. 6) plc are both group undertakings.

2. Results and Dividend

The results for the year are set out on page 4. The loss of (pound)8,272,000 (2001 as restated - loss of (pound)600,000) will be transferred from reserves. The Directors do not recommend the payment of a dividend (2001: (pound)nil). The loss in the year has arisen as a result of the charge for provisions made against the Company's investment. On the release or utilisation of this provision in future years, the Directors anticipate that the Company will make a profit.

3. Directors and their interests

The Directors who served throughout the year, except as noted below were:

M McDermott
M A Parsons              (resigned 6 August 2002)
R  Wise                  (appointed 6 August 2002)
SPV Management Limited

At the year end and the previous year end, Holmes Holdings Limited held one share in the Company. The other share was held by Holmes Holdings Limited and Martin McDermott. SPV Management Ltd and M. McDermott held one share in the holding company, Holmes Holdings Limited, at the year end. The other share in Holmes Holdings Limited was held by SPV Management Limited. None of the other Directors had a beneficial interest in the shares of the Company, or of the holding company, Holmes Holdings Limited, at the year end.

HOLMES FUNDING LIMITED
(A wholly owned subsidiary of Holmes Holdings Limited)

4. Directors' Responsibility in respect of the Preparation of Accounts

The Directors are required by United Kingdom company law to prepare accounts for each financial year that give a true and fair view of the state of affairs of the Company as at the end of the financial year, and of the profit or loss for that year.

The Directors confirm that suitable accounting policies have been used and applied consistently and reasonable and prudent judgements and estimates have been made in the preparation of the accounts for the year ended 31 December 2002. The Directors also confirm that applicable accounting standards have been followed and that the statements have been prepared on the going concern basis.

The Directors are responsible for keeping proper accounting records which disclose with reasonable accuracy at any time the financial position of the Company and to enable them to ensure that the financial statements comply with the Companies Act 1985. They are also responsible for the Company's system of internal control and for safeguarding the assets of the Company and hence for taking reasonable steps for the prevention and detection of fraud and other irregularities.

5. Auditors

During the year the Directors re-appointed Deloitte & Touche as auditors of the Company.

By order of the Board


/s/ Richard Wise
-----------------------

For and behalf of
The Board of Directors,
R. Wise, Director.

28  February 2003.

Registered Office:
Abbey  National House
2 Triton Square,
Regent's Place,
London,
NW1 3AN.

HOLMES FUNDING LIMITED
(A wholly owned subsidiary of Holmes Holdings Limited)

INDEPENDENT AUDITORS' REPORT TO THE MEMBERS OF HOLMES FUNDING LIMITED

We have audited the financial statements of Holmes Funding Ltd for the year ended 31 December 2002 which comprise the profit and loss account, the balance sheet, the statement of total recognised gains and losses, the statement of accounting policies and the related notes 1 to 16. These financial statements have been prepared under the accounting policies set out therein.

This report is made solely to the company's members, as a body, in accordance with section 235 of the Companies Act 1985. Our audit work has been undertaken so that we might state to the company's members those matters we are required to state to them in an auditors' report and for no other purpose. To the fullest extent permitted by law, we do not accept or assume responsibility to anyone other than the company and the company's members as a body, for our audit work, for this report, or for the opinions we have formed.

Respective responsibilities of directors and auditors

As described in the statement of directors' responsibilities, the company's directors are responsible for the preparation of the financial statements in accordance with applicable United Kingdom law and accounting standards. Our responsibility is to audit the financial statements in accordance with relevant United Kingdom legal and regulatory requirements and auditing standards.

We report to you our opinion as to whether the financial statements give a true and fair view and are properly prepared in accordance with the Companies Act 1985. We also report if, in our opinion, the directors' report is not consistent with the financial statements, if the company has not kept proper accounting records, if we have not received all the information and explanations we require for our audit, or if information specified by law regarding directors' remuneration and transactions with the company is not disclosed.

We read the directors' report for the above year and consider the implications for our report if we become aware of any apparent misstatements.

Basis of audit opinion

We conducted our audit in accordance with United Kingdom auditing standards issued by the Auditing Practices Board. An audit includes examination, on a test basis, of evidence relevant to the amounts and disclosures in the financial statements. It also includes an assessment of the significant estimates and judgements made by the directors in the preparation of the financial statements and of whether the accounting policies are appropriate to the company's circumstances, consistently applied and adequately disclosed.

We planned and performed our audit so as to obtain all the information and explanations which we considered necessary in order to provide us with sufficient evidence to give reasonable assurance that the financial statements are free from material misstatement, whether caused by fraud or other irregularity or error. In forming our opinion, we also evaluated the overall adequacy of the presentation of information in the financial statements.

Opinion

In our opinion the financial statements give a true and fair view of the state of the company's affairs as at 31 December 2002 and of its loss for the year then ended and have been properly prepared in accordance with the Companies Act 1985.

Deloitte & Touche
Chartered Accountants and Registered Auditors
London, England

28 February 2003

HOLMES FUNDING LIMITED
(A wholly owned subsidiary of Holmes Holdings Limited)

Profit and Loss Account
For the year ended 31 December 2002

                                                                          2001
                                                           2002       (as restated)
                                                 Note   (pound)'000   (pound)'000
                                                 ----   -----------   -------------
Interest receivable and similar income              2     578,768        468,551
Interest payable                                    3    (526,854)      (416,721)
                                                         --------       --------
Net interest income                                        51,914         51,830

Administrative expenses                                   (52,081)       (51,221)
Provision against investment in Trust property      6     (11,644)        (1,475)
                                                         --------       --------
LOSS ON ORDINARY ACTIVITIES BEFORE TAXATION         4     (11,811)          (866)

Tax on loss on ordinary activities                1,5       3,539            266
                                                         --------       --------
LOSS ON ORDINARY ACTIVITIES AFTER TAXATION
AND RETAINED LOSS FOR THE YEAR                     13      (8,272)          (600)
                                                         ========       ========

There is no difference between the loss on ordinary activities before taxation and the retained loss for the year stated above and their historical cost equivalents.

All transactions are derived from continuing operations within the United
Kingdom.

Statement of total recognised gains and losses
For the year ended 31 December 2002

                                                                            2001
                                                            2002       (as restated)
                                                         (pound)'000    (pound)'000
                                                         -----------   -------------
Retained loss for the year                                 (8,272)          (600)

                                                           ------           ----
Total recognised gains and losses relating to the year     (8,272)          (600)
                                                                            ====

Prior year adjustment (as explained in note 1)                876
                                                           ------
TOTAL GAINS AND LOSSES RECOGNISED SINCE LAST ANNUAL
REPORT AND ACCOUNTS                                        (7,396)
                                                           ======

HOLMES FUNDING LIMITED
(A wholly owned subsidiary of Holmes Holdings Limited)

Balance Sheet
As at 31 December 2002

                                                                                    2001
                                                                      2002      (as restated)
                                                           Note   (pound)'000    (pound)'000
                                                           ----   -----------   -------------
FIXED ASSETS
Beneficial interest in mortgage portfolio                     6    13,679,484     11,969,990

CURRENT ASSETS
Debtors                                                       7        28,599         43,666
Deferred taxation asset                                     1,9         4,449            876
Cash at bank and in hand                                      8     1,202,356        250,770
                                                                  -----------    -----------
                                                                    1,235,404        295,312

CREDITORS - amounts falling due within one year              10    (1,166,612)      (834,539)

                                                                  -----------    -----------
NET CURRENT ASSETS /(LIABILITIES)                                      68,792       (539,227)
                                                                  -----------    -----------

                                                                  -----------    -----------
TOTAL ASSETS LESS CURRENT LIABILITIES                              13,748,276     11,430,763
                                                                  -----------    -----------

CREDITORS - amounts falling due after more than one year     11   (13,758,535)   (11,432,750)

                                                                  -----------    -----------
NET LIABILITIES                                                       (10,259)        (1,987)
                                                                  ===========    ===========

CAPITAL AND RESERVES

Called-up share capital                                      12            --             --
Profit and loss account                                               (10,259)        (1,987)

                                                                  -----------    -----------
EQUITY SHAREHOLDERS' DEFICIT                                 13       (10,259)        (1,987)
                                                                  ===========    ===========

The financial statements on page 4 to 10 were approved by the Board of Directors on 28 February 2003.

Signed on behalf of the Board of Directors by R. Wise,


/s/ Richard Wise
----------------
Director.

HOLMES FUNDING LIMITED
(A wholly owned subsidiary of Holmes Holdings Limited)

Notes to the Accounts for the year ended 31 December 2002

1.   Accounting Policies

     Basis of Accounting

     The financial statements are prepared under the historical cost convention and in accordance with applicable United Kingdom law and accounting standards. The particular accounting policies adopted are described below.

(1)  Interest receivable is calculated on an accruals basis.
(2) Investments held as fixed assets are stated at cost less provision for any impairment.
(3) Specific provisions are made against loans and advances which comprise the trust property in which the Company has a beneficial interest, when, as a result of regular appraisals of the assets, it is considered that recovery is doubtful. A general provision is made against loans and advances to cover bad and doubtful debts which have not been separately identified but which are known from experience to be present in any portfolio of loans and advances. The specific and general provisions are deducted from loans and advances. Provisions made during the year, less amounts released and recoveries of amounts written off in previous years, are charged to the profit and loss account.
(4) Deferred consideration is payable to the originator of the loans and advances to customers, which is based upon the profitability of the company before the charge for the general provision for bad and doubtful debts. This has resulted in a loss after tax for the year to 31 December 2002. The directors anticipate that the company will make a profit over the life of the mortgage portfolio.
(5) Value added tax is not recoverable by the Company and is included with its related cost.
(6) Transactions are undertaken in derivative financial instruments, "derivatives", which include interest rate swaps. Derivatives are entered into for the purpose of eliminating risk from potential movements in interest rates inherent in the Company's non-trading assets and liabilities. Non-trading assets and liabilities are those intended for use on a continuing basis in the activities of the Company.

     A derivative is designated as non-trading where there is an offset between the effects of potential movements in market rates of the derivative and the designated asset or liability being hedged. Non-trading derivatives are reviewed regularly for their effectiveness as hedges. Non-trading derivatives are accounted for on an accruals basis, consistent with the asset or liability being hedged. Income and expense on non-trading derivatives are recognised as they accrue over the life of the instruments as an adjustment to interest receivable or payable.
(7) The Company is a wholly owned subsidiary of Holmes Holdings Limited, a Company incorporated in Great Britain. Accordingly the Company is not required to produce a cash flow statement as prescribed in paragraph 5 (a) of FRS 1 (revised 1996), "Cash flow statements".
(8) During the year, the Company adopted the provisions of Financial Reporting Standard ("FRS") 19 "Deferred tax". The effect of this was to change the accounting policy to full provision of deferred tax for temporary differences arising. The relevant numbers for 2001 have also been restated to show the effect of adopting FRS 19 on that year.

     The financial effect of this adoption was a decrease in loss for the year of (pound)3,573,000 (2001: (pound)278,000), and recognition of a deferred tax asset, and corresponding increase in retained reserves, of (pound)4,449,000 (2001: (pound)876,000). (pound)598,000 of deferred tax asset, and corresponding tax credit in the profit and loss account, related to the year 2000, and hence resulted in a change of reserves brought forward at 1 January 2001. This can be seen in note 13 to these accounts.

2.   Interest Receivable and Similar Income

                                                                  2002         2001
                                                             (pound)'000   (pound)'000
                                                             -----------   -----------
     Income from beneficial interest in mortgage portfolio     648,054       494,578
     Expense from derivatives used to hedge beneficial
        interest in mortgage portfolio                         (93,842)      (32,097)
     Bank interest receivable                                   24,556         6,070
                                                               -------       -------
                                                               578,768       468,551
                                                               =======       =======

     The mortgage portfolio is held on trust by Holmes Trustees Limited, a group undertaking.

HOLMES FUNDING LIMITED
(A wholly owned subsidiary of Holmes Holdings Limited)

Notes to the Accounts for the year ended 31 December 2002 (continued)

3.   Interest Payable

                                                             2002          2001
                                                         (pound)'000   (pound)'000
                                                         -----------   -----------
     Interest payable on loans from group undertakings     524,200       414,322
     Interest payable on start-up loans                      2,654         2,399
                                                           -------       -------
     Total                                                 526,854       416,721
                                                           =======       =======

4.   Loss on Ordinary Activities before Taxation

     Loss on ordinary activities before taxation is stated after charging:
                                                             2002          2001
                                                         (pound)'000   (pound)'000
                                                         -----------   -----------
     Audit fees                                                 23           116
                                                               ===           ===

     The Company has no employees. No emoluments were paid to the Directors by the Company during the year (2001:(pound)nil).

5.   Tax on Loss on Ordinary Activities

                                                                            2001
                                                              2002      (as restated)
                                                          (pound)'000    (pound)'000
                                                          -----------   -------------
     UK corporation tax for the year at 28% (2001: 25%)         27            12
     Adjustments in respect of prior years                       7            --
     Deferred taxation                                      (3,573)         (278)

                                                            ------          ----
                                                            (3,539)         (266)
                                                            ======          ====

     The tax charge in the year arises due to the disallowable general provision on the Trust mortgage income.

     The tax assessed for the year is higher than the standard rate of corporation tax in the UK (30 per cent). The differences are explained below:

     The corporation tax charge is made up as follows:

                                                                            2001
                                                              2002       (as restated)
                                                           (pound)'000   (pound)'000
                                                           -----------   -------------
     Loss on ordinary activities before tax                  (11,811)        (866)
                                                             =======         ====

     Loss on ordinary activities  multiplied by standard
        rate of corporation tax in the UK of 30%              (3,543)        (260)

     Effects of:
     Non tax-deductable general provisions                     3,573          278
     Benefit of small companies corporation tax rate              (3)          (6)
     Adjustments to tax charge in respect of previous
        periods                                                    7           --
                                                             -------         ----
                                                                  34           12
                                                             =======         ====

HOLMES FUNDING LIMITED
(A wholly owned subsidiary of Holmes Holdings Limited)

Notes to the Accounts for the year ended 31 December 2002 (continued)

6.   Beneficial interest in mortgage portfolio

                                                2002          2001
                                             (pound)'000   (pound)'000
                                             -----------   -----------
     Cost:
     At 1 January                            11,973,516      4,660,516
     Additions                                3,999,221      7,313,000
     Capital repayments                      (2,278,200)            --
                                             ----------     ----------
     At 31 December                          13,694,537     11,973,516
                                             ==========     ==========

     Provisions:
     At 1 January
        General                                   2,921          1,993
        Specific                                    605             58
                                             ----------     ----------
                                                  3,526          2,051
     Transfer from profit and loss account       11,644          1,475
     Irrecoverable amounts written off             (117)            --
                                             ----------     ----------
     At 31 December                              15,053          3,526
                                             ==========     ==========

        Being:
        General                                  14,831          2,921
        Specific                                    222            605
                                             ----------     ----------
                                                 15,053          3,526
                                             ==========     ==========

     Net book value:
     At 31 December                          13,679,484     11,969,990
                                             ==========     ==========

     The mortgage portfolio in which the Company holds a beneficial interest is held on trust for the Company and the originator of the mortgage loans by Holmes Trustees Limited, a group undertaking. During the year the company increased its interest in the trust property in three tranches. The mortgage loans are secured on residential property in England and Wales. At 31 December 2002 the total mortgage assets held on trust for the beneficiaries amounted to (pound)23,104,300,000 (2001 - (pound)17,513,308,000).

7.   Debtors

                                                2002          2001
                                             (pound)'000   (pound)'000
                                             -----------   -----------
     Accrued  income  from  beneficial
        interest in mortgage portfolio             --        16,267
     Other debtors                             28,599        27,399
                                               ------        ------
     Total                                     28,599        43,666
                                               ======        ======

     The accrued income is receivable from a group undertaking.

8.   Cash at bank and in hand

     The Company holds deposits at banks which pay interest based on the LIBOR.

HOLMES FUNDING LIMITED
(A wholly owned subsidiary of Holmes Holdings Limited)

Notes to the Accounts for the year ended 31 December 2002 (continued)

9.   Deferred taxation asset

                                                2002           2001
                                             (pound)'000   (pound)'000
                                             -----------   -----------
     As at 1 January                             876           598
     Transfer to profit and loss account       3,573           278

                                               -----           ---
     As at 31 December                         4,449           876
                                               =====           ===

     Provided on:
     ------------

                                                2002           2001
                                             (pound)'000   (pound)'000
                                             -----------   -----------

     General provision against beneficial
        interest in mortgage portfolio          4,449          876
                                                =====          ===

     The deferred tax asset has been recognised under FRS 19 (Deferred tax) since it is considered more likely than not that there will be sufficient future chargeable profits against which the future reversal of the general provision can be deducted.

10. Creditors : amounts falling due within one year

                                                 2002          2001
                                             (pound)'000   (pound)'000
                                             -----------   ------------
     Loans from group undertakings              961,292      704,000
     Amounts due to group undertakings          178,889      111,522
     Corporation tax                                 28           16
     Other creditors                             20,907       16,160
     Accrued interest payable                     5,496        2,841
                                              ---------      -------
     Total                                    1,166,612      834,539
                                              =========      =======

11. Creditors : amounts falling due after more than one year

                                                 2002          2001
                                             (pound)'000   (pound)'000
                                             -----------   ------------
     Loans from group undertakings            13,593,987    11,319,516
     Start-up loans                               62,450        56,350
     Other creditors                             102,098        56,884
                                              ----------    ----------
     Total                                    13,758,535    11,432,750
                                              ==========    ==========

     The amounts are repayable as follows:-

                                                 2002          2001
                                             (pound)'000   (pound)'000
                                             -----------   ------------
     Due 2 - 5 years                           3,447,498     2,750,500
     Due over 5 years                         10,311,037     8,682,250
                                              ----------    ----------
     Total                                    13,758,535    11,432,750
                                              ==========    ==========

Interest payable on the loans from group undertakings and the start-up loans is based on the LIBOR.

Amounts due over 5 years are paid when cash is available after other commitments have been fulfilled, in order of priority.

HOLMES FUNDING LIMITED
(A wholly owned subsidiary of Holmes Holdings Limited)

Notes to the Accounts for the year ended 31 December 2002 (continued)

12.  Share Capital

                                                      2002          2001
                                                   (pound)'000   (pound)'000
                                                   -----------   -----------
      Authorised:
      100 Ordinary shares of (pound)1 each                --           --
                                                         ===          ===

      Called up, allotted and fully paid:
      2 Ordinary shares of (pound)1 each                  --           --
                                                         ===          ===

13.  Reconciliation of Movements in Shareholders' Funds

                                                                     2001
                                                      2002       (as restated)
                                                   (pound)'000   (pound)'000
                                                   -----------   ------------

     Opening shareholders' deficit as previously
        stated                                        (2,863)       (1,985)
     Prior year adjustment                               876           598
                                                     -------        ------
     Opening shareholders' deficit as restated        (1,987)       (1,387)

     Retained loss for the year                       (8,272)         (600)
                                                     -------        ------
     Closing shareholders' deficit                   (10,259)       (1,987)
                                                     =======        ======

     The opening shareholders' deficit as at 1 January 2001 has been restated for the deferred tax asset recognised under the change of accounting policy for the adoption of FRS 19 (Deferred tax).

14.  Capital Commitments and Contingent Liabilities

     There were no outstanding capital commitments or contingent liabilities at 31 December 2002 (2001 - (pound)nil).

15. Related Party Transactions

     The Company has taken advantage of the exemption covered by paragraph 3 (c) of FRS 8, "Related party disclosures", not to disclose transactions with entities that are part of the Holmes Group.

16. Parent and Controlling Party

     The immediate parent of the Company is Holmes Holdings Limited, a company registered in England and Wales, which prepares the only accounts into which the Company is consolidated. SPV Management Limited, a company registered in England and Wales, holds all of the beneficial interest in the issued shares of Holmes Holdings Limited on a discretionary trust for persons employed as nurses in the United Kingdom and for charitable purposes.

     The administration, operations, accounting and financial reporting functions of the Company are performed by Abbey National plc, which is incorporated in Great Britain. During 2002, Abbey National plc has delegated administration and servicing functions in respect of the loans on behalf of the mortgages' trustee and the beneficiaries to a service provider.